POWER OF ATTORNEY

The undersigned directors and officers of Brunswick Corporation, a Delaware corporation (the “Corporation”), do hereby nominate, constitute, and appoint David M. Foulkes, Ryan M. Gwillim, and Christopher F. Dekker, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors and officers of the Corporation, the Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 2024, and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney effective as of February 13, 2025.

Capacity	Signature

Chief Executive Officer (Principal Executive Officer) and Director	/S/ DAVID M. FOULKES David M. Foulkes

Chairman of the Board and Director	/S/ NANCY E. COOPER Nancy E. Cooper

Director	/S/ DAVID C. EVERITT David C. Everitt

Director	/S/ REGINALD FILS-AIME Reginald Fils-Aime

Director	/S/ LAUREN PATRICIA FLAHERTY Lauren Patricia Flaherty

Director	/S/ JOSEPH W. MCCLANATHAN Joseph W. McClanathan

Director	/S/ DAVID V. SINGER David V. Singer

Director	/S/ J. STEVEN WHISLER J. Steven Whisler

Director	/S/ ROGER J. WOOD Roger J. Wood

Director	/S/ MARYANN WRIGHT MaryAnn Wright